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                                                                   Exhibit 10.10



                                                 November 8, 2004


Vicki L. Sato
43 Larch Road
Cambridge, MA 02138

Re:  Second Amendment to Employment Agreement

Dear Vicki,

         The Employment Agreement dated as of November 1, 1994, as amended by letter agreement dated May 12, 1995, between you and Vertex Pharmaceuticals Incorporated (the "Agreement") hereby is amended, effective November 8, 2004, as follows:

         1. Section 6.4 shall be deleted in its entirety, and the following substituted therefor:

              6.4 TERMINATION WITHOUT CAUSE. If the Executive's employment is terminated by the Company without Cause, the Executive shall be entitled to 18 months of Severance Pay. "Severance Pay" shall mean an amount equal to the Executive's base salary then in effect, plus the amount of the target bonus for the year in which the Executive's employment is terminated divided by twelve (12) (each of the 12 shares to constitute a "month's" Severance Pay). In addition: (i) all unexercisable stock options held by the Executive as of the date of termination shall be deemed to have been held by the Executive for an additional eighteen (18) months after the date of termination, for purposes of vesting and exercise rights, and any unexercisable stock options that become exercisable as a result thereof shall remain exercisable until the earlier of (1) the end of the 90-day period following the date of termination and (2) the date the option would otherwise expire and (ii) the Company's lapsing repurchase right with respect to shares of restricted stock held by the Executive shall lapse with respect to the Pro-Rata Share of Restricted Stock. The "Pro-Rata Share of Restricted Stock" shall mean, for any grant of restricted stock as to which the Company's repurchase right lapses ratably over a specified period (e.g. in equal annual increments over four years), that number of shares as to which the Company's repurchase right with respect to those shares would have lapsed if the Executive's employment by the Company had continued an additional eighteen month period. For any other shares of restricted stock, "Pro-Rata Share of Restricted Stock" shall mean, as to any shares of restricted stock which were granted on the same date and as to which the Company's repurchase right lapses on the same date, that portion of such shares calculated by multiplying the number of shares by a fraction, the numerator of which is the number of days that have passed since the date of grant, plus the number of days in 18 months, and the denominator of which is

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Vicki L. Sato
November 8, 2004
Page 2


                    the total number of days from the date of the grant until the date (without regard to any provisions for earlier vesting upon achievement of a specified goal) on which the Company's repurchase right would lapse under the terms of the grant. Notwithstanding the foregoing, the terms of any option agreement or restricted stock agreement shall govern the acceleration of vesting or lapsing of the Company's repurchase rights, as applicable, except to the extent that the terms of this Employment Agreement are more favorable to the Executive.

          2. Appendix A, Section 1.3(i)(a) shall be deleted in its entirety, and the following substituted therefor:

              (a) substantial adverse alteration in the nature or status of the Executive's position or responsibilities as President of the Company or the condition of her employment as President of the Company;

          As so amended, the Agreement shall remain in full force and effect.

          If you agree to the foregoing amendment, please so indicate by signing and returning the enclosed copy of this letter.


                                         VERTEX PHARMACEUTICALS INCORPORATED


                                         By: /s/ Joshua S. Boger
                                             ---------------------------------
                                             Joshua S. Boger, Chairman and CEO


Accepted and Agreed:

/s/ Vicki L. Sato
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Vicki L. Sato